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                                                                    Exhibit 10.4

                         QUATRX PHARMACEUTICALS COMPANY
                            STOCK OPTION GRANT NOTICE

     You have been granted the following option to purchase the number of shares of Common Stock of QUATRX PHARMACEUTICALS COMPANY (the "Company") indicated below pursuant to the Company's 2000 Equity Incentive Plan:

Name of Optionee: ____________________

Total Number of Shares Granted: __________

Type of Option:    [ ]   Incentive Stock Option

                   [ ]   Nonqualified Stock Option

Exercise Price
per Share:         $__________

Date of Grant:     ______________________

Vesting Schedule:  Subject to the provisions of this Agreement providing for the vesting or termination of the option upon the occurrence of specified events or times, the option will vest and become exercisable in accordance with the following schedule:
                   ____________________________.

Expiration Date:   _________________________

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Grant Agreement attached to and made a part of this document.

OPTIONEE:                               QUATRX PHARMACEUTICALS COMPANY


                                        By:
-------------------------------------       ------------------------------------
PRINT NAME:
DATE:                                   Its:
                                             -----------------------------------

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERD UNDER ALL SUCH APPLICABLE ACTS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION.

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                         QUATRX PHARMACEUTICALS COMPANY
                          STOCK OPTION GRANT AGREEMENT

     This Stock Option Grant Agreement is made by and between Quatrx Pharmaceuticals Company, a Delaware Corporation, and the Optionee whose name appears on the Grant Notice to which this Agreement is attached.

     1. DEFINITIONS AND TERMS. Capitalized terms used in this Stock Option Grant Agreement shall have the meanings set forth in Appendix A. The parties agree and acknowledge that the Grant Notice is part of and incorporated into this Agreement.

     2. GRANT OF OPTION AND VESTING. The Company hereby grants to Optionee, as of the Grant Date shown, an option to purchase up to the number of shares of the common stock of the Company specified in the Grant Notice. Unless this option is terminated, or vesting is accelerated, in accordance with the express provisions of this agreement, the Option Shares will vest in accordance with the Vesting Schedule. From and after the vesting of the option, Optionee may purchase the Option Shares at the Exercise Price from time to time prior to the Expiration Date or earlier termination of this option in accordance with this Agreement.

     3. TERM OF OPTION. Except to the extent otherwise expressly provided in this Agreement, this option shall expire on the Expiration Date.

     4. EXERCISE OF OPTION.

     (a) Restrictions. This option may not be exercised for fractional shares. This option may not be exercised for less than 100 shares at any time, provided that such minimum number will not prevent Optionee from exercising this option for the full number of Option Shares for which it is then exercisable.

     (b) Manner of Exercise. To exercise this option with respect to all or any part of the Option Shares for which this option is then exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

          (i) Optionee or Optionee's representative shall deliver to the Company a Notice of Exercise. If the option is exercised by a representative of Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option.

          (ii) Optionee or Optionee's representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the aggregate Exercise Price for the Option Shares acquired.

     5. PAYMENT FOR OPTION SHARES. Payment of the Exercise Price for Option Shares, and withholding taxes due thereon, may be made in one or more of the following manners:

     (a) Manner of Payment. Payment of the Exercise Price for Option Shares, and withholding taxes due thereon, may be made in one or more of the following manners:

          (i) All or any part of the aggregate Exercise Price and applicable withholding taxes may be paid in cash or cash equivalents delivered together with the Notice of Exercise.

          (ii) All or any part of the aggregate Exercise Price and applicable withholding taxes may be paid by surrendering, or attesting to the ownership of, shares of the Company that

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are already owned by Optionee. Such shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when this option is exercised. Optionee shall not surrender, or attest to the ownership of, shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

          (iii) All or any part of the aggregate Exercise Price and applicable withholding taxes may be paid through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm approved by the Company to effect the immediate sale of the purchased Option Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Option Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale.

          (iv) All or any part of the aggregate Exercise Price and applicable withholding taxes may be paid by the delivery (on a form approved by the Company) of an irrevocable direction (a) to pledge Option Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company and (b) to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the transaction.

          (v) Notwithstanding the foregoing, the Company shall not be required to permit any part of the aggregate Exercise Price or applicable withholding taxes to be paid by any of the foregoing methods to the extent that such method would be impermissible under or would violate applicable law and regulations, as the same now exists or may hereafter be amended.

     (b) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements, including in one or more of the manners set forth above. Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the acquisition or disposition of Option Shares purchased by exercising this option.

     6. TERMINATION OF SERVICE. The option term specified in Section 3 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

     (a) Termination Generally. If Optionee's Service is Terminated for any reason except death, Disability or for Cause, then Optionee may exercise the option, only to the extent that the option has vested and is exercisable upon the Termination Date, and no later than three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a Nonqualified Option) but in any event, no later than the expiration date of this option.


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     (b) Leave. In the case of any Optionee on (i) sick leave, (ii) military leave or (iii) on an approved leave of absence, the Committee may make such provisions as it may deem appropriate respecting suspension of vesting of this option while leave continues, except that in no event may an Option be exercised after the expiration of the term set forth in this Agreement.

     (c) Termination on Death or Disability. If Optionee is Terminated because of Optionee's death or Disability (or Optionee dies within three (3) months after a Termination other than because of Optionee's Disability or Cause), then the option may be exercised only to the extent the option has vested and is exercisable on the Termination Date, and must be exercised by Optionee (or Optionee's legal representative or designated beneficiary) no later than twelve
(12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five
(5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (x) three (3) months after the Termination Date when the Termination is for any reason other than Optionee's death or disability, within the meaning of Section 22(e)(3) of the Code, or (y) twelve (12) months after the Termination Date when the Termination is for Optionee's disability, within the meaning of Section 22(e)(3) of the Code, deemed to be a Nonqualified Option) but in any event no later than the expiration date of this option.

     (d) Termination for Cause. If Optionee is terminated for Cause, then this option shall expire on Optionee's Termination Date, or if the Committee otherwise provides in its sole discretion, at such later time and on such conditions as are determined by the Committee.

     7. CORPORATE TRANSACTIONS. In the event that the Company engages in a Corporate Transaction at any time prior to the expiration or exercise in full of the option granted hereunder:

     (a) Assumption. This option may be assumed, converted or replaced by the successor corporation (if any) or Parent thereof, which assumption, conversion or replacement will be binding on Optionee. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee upon consummation of the Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

     (b) Substitution. The successor corporation may substitute equivalent options or provide alternative value to Optionee with a value substantially equivalent to that provided to the Company's shareholders in the Corporate Transaction (after taking into account the existing provisions of this option, including but not limited to the Exercise Price and the Vesting Schedule).

     (c) Acceleration of Vesting. In the event the successor corporation (if any) refuses to assume or substitute options or other consideration in connection with the Corporate Transaction, as provided above, or if there is no successor corporation, then notwithstanding any other provision in this Agreement to the contrary, any unvested portion of this option shall automatically vest in full so that, immediately prior to the effective date of the Corporate Transaction, this option will become fully exercisable for all of the Option Shares and may be exercised for any or all of the Option Shares as fully-vested shares of Common Stock.


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     (d) Termination of Option. Immediately following the effective time of the
Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Parent thereof) in connection with the Corporate Transaction.

     (e) No Restrictions on Corporate Transactions. This Agreement shall not in any way affect the right of the Company to engage in a Corporate Transaction, to adjust, reclassify, reorganize or otherwise change its capital or business structure or to sell or transfer any part of its business or assets.

     8. ADJUSTMENT OF SHARES COVERED BY OPTION. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. In no event shall any such adjustments be made in connection with the conversion of the Company's preferred stock or warrants into shares of Common Stock.

     9. ISSUANCE OF CERTIFICATES. As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

     10. RIGHTS AS SHAREHOLDER. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the holder of record of the purchased Option Shares.

     11. ADDITIONAL PROVISIONS FOR INCENTIVE STOCK OPTIONS. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

     (a) Time Limitations. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability.

     (b) Volume Limitations. This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Section 11(b) would not be contravened, but such deferral shall in all events end immediately prior to the


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effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Nonqualified Option for the deferred portion of the Option Shares.

     (c) Order of Application. Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     12.  RESTRICTIONS ON TRANSFER.

     (a) Restrictions on Transfer of Option. This option, and any interest herein, is not transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of Optionee this option will be exercisable only by Optionee or his or her designated representative acting on Optionee's behalf, and only Optionee or such designated representative may make any elections with respect to this option. Optionee may, by written notice to the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of Optionee upon the death of Optionee. A beneficiary, guardian, legal representative or other person claiming any rights under this option from or through Optionee shall be subject to all terms and conditions of the Plan and this Agreement applicable to Optionee.

     (b) Securities Law Restrictions. Regardless of whether the offering and sale of Option Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Option Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law. Notwithstanding any other provision in this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Option Shares prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption or completion of any registration or other qualification of such Option Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Option Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, or take any other steps as may be necessary to enable the Option Shares to be offered and sold or resold under federal or other securities laws, and the Company will have no liability for any inability or failure to do so.

     (c) Investment Intent at Grant. Optionee represents and agrees that this option and the Option Shares to be acquired upon exercising this option are or will be acquired for investment, and not with a view to the sale or distribution thereof.

     (d) Investment Intent at Exercise. In the event that the sale of Option Shares is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the Option Shares being acquired upon exercising this option are being acquired for


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investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     (e) Legends. All certificates evidencing Option Shares shall bear the following legend:

     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION.

     (f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Option Shares is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares but without such legend.

     (g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 12 shall be conclusive and binding on Optionee and all other persons.


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                                   APPENDIX A

The following definitions shall be in effect under the Agreement:

     A. 1934 Act means the Securities Exchange Act of 1934, as amended.

     B. Agreement means this Stock Option Grant Agreement.

     C. Board means the Company's Board of Directors.

     D. Cause means Termination because of (i) any willful material violation by Optionee of any law or regulation applicable to the business of the Company,
(ii) Optionee's conviction of, or plea of nolo contendere or guilty with respect to, a felony or a crime involving moral turpitude, (iii) any willful perpetration by Optionee of a common law fraud, (iv) Optionee's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company (v) any material breach by Optionee of any provision of any agreement or understanding between the Company and Optionee regarding the terms of Optionee's Service, including without limitation, the willful and continued failure or refusal of Optionee to perform the material duties required of such Optionee as an employee, director or consultant of the Company, other than as a result of having a Disability, (vi) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary) or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and Optionee,
(vi) Optionee's disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, or
(vii) any other misconduct by Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

     E. Code means the Internal Revenue Code of 1986, as amended.

     F. Committee means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     G. Common Stock means the Company's common stock, par value $0.01 per share.

     H. Company means Quatrx Pharmaceuticals Company, a Delaware corporation.

     I. Corporate Transaction means any of the following stockholder-approved transactions to which the Company is a party:

          i. A dissolution or liquidation of the Company.

          ii. A merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the option granted under this Agreement are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on Optionee).

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          iii. A merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company.

          iv. The sale of all or substantially all of the assets of the Company,

     J. Disability means a disability, whether temporary or permanent, partial or total, physical, emotional or other, pursuant to which Optionee's Service has been terminated.

     K. Employee means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     L. Exercise Date means the date on which Optionee shall have taken all steps required to exercise the option in accordance with Section 4 of the Agreement.

     M. Exercise Price means the exercise price payable per Option Share as specified in the Grant Notice.

     N. Expiration Date means the date on which the option expires as specified in the Grant Notice.

     O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     a. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     b. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     c. If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     P. Grant Date means the date of grant of the option as specified in the Grant Notice.

     Q. Grant Notice means the Stock Option Grant Notice attached to and made part of this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.


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     R. Incentive Option means an option which satisfies the requirements of
Code Section 422.

     S. Nonqualified Option means an option not intended to satisfy the requirements of Code Section 422.

     T. Notice of Exercise means a written notice to the Company pursuant to
Section 4 that specifies the election to exercise the option, the number of Option Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option.

     U. Option Shares means the number of shares of Common Stock subject to the option.

     V. Optionee means the person to whom the option is granted as specified in the Grant Notice.

     W. Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     X. Plan means the Company's 2000 Equity Incentive Plan.

     Y. Service means Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

     Z. Stock Exchange means the American Stock Exchange or the New York Stock Exchange.

     AA. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     BB. "Termination" or "Terminated" means that Optionee has for any reason ceased to provide Service. An Optionee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. The Committee will have sole discretion to determine whether an Optionee has ceased to provide Service and the effective date on which Optionee ceased to provide Service (the "Termination Date").


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

     CC. Vesting Schedule means the vesting schedule specified in the Grant Notice pursuant to which Optionee has the right to exercise the option to acquire Option Shares in one or more installments over his or her period of Service.


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